UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada		L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States		33634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

As previously reported on Cott Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2016, Carbon Acquisition Co B.V., a private company with limited liability incorporated under the laws of the Netherlands and a wholly owned subsidiary of the Company, as the purchaser (the “Purchaser”), entered into that certain Share Purchase Agreement (as amended, the “Share Purchase Agreement”) on June 7, 2016 with Hydra Luxembourg Holdings S.à.r.l., a private limited liability company incorporated in Luxembourg, as the seller (the “Seller”), and the Company, as the guarantor of the Purchaser’s obligations under the Share Purchase Agreement, pursuant to which the Purchaser agreed to purchase (the “Acquisition”) the sole issued and outstanding share capital of Hydra Dutch Holdings 1 B.V. (“Eden”). On August 2, 2016, the parties consummated the Acquisition.

Item 1.01.	Entry into a Material Definitive Agreement.

SPA Deed of Amendment

On August 1, 2016, the Company entered into a SPA Deed of Amendment to the Share Purchase Agreement with the Purchaser and the Seller (the “SPA Amendment”). Pursuant to the SPA Amendment the parties agreed, among other things, (i) to a locked box clause, with customary covenants provided against leakage in the period from 23:59 p.m. on July 31, 2016 until the closing of the Acquisition and (ii) that the closing of the Acquisition will occur on August 2, 2016.

Supplemental Indenture

On June 16, 2016, Cott Finance Corporation, a corporation incorporated under the laws of Canada and a wholly owned subsidiary of the Company (the “Escrow Issuer”), issued €450 million aggregate principal amount of 5.50% Senior Notes due 2024 (the “Notes”) pursuant to that certain Indenture, dated as of June 30, 2016 (the “Indenture”), by and among the Escrow Issuer, BNY Trust Company of Canada, as Canadian co-trustee (in such capacity, the “Canadian Trustee”), The Bank of New York Mellon, as U.S. co-trustee (in such capacity, the “U.S. Trustee” and, together with the Canadian Trustee, the “Trustees”), registrar, paying agent, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent.

Upon issuance of the Notes, the gross proceeds from the offering of the Notes were deposited into an escrow account. The gross proceeds of the Notes were released from escrow on August 2, 2016 after certain escrow conditions were satisfied, including the consummation of the Acquisition. The net proceeds of the Notes were used to finance a portion of the purchase price of the Acquisition, to repay a portion of the outstanding indebtedness of Eden’s subsidiaries and to pay certain related fees and expenses.

Following the consummation of the Acquisition, the Escrow Issuer combined with the Company by way of an amalgamation on August 2, 2016 and the combined company, “Cott Corporation,” entered into that certain First Supplemental Indenture, dated as of August 2, 2016 (the “Supplemental Indenture”), to the Indenture, by and among the Company, the guarantors party thereto (the “Guarantors”) and the Trustees. Pursuant to the Supplemental Indenture, the Company assumed all of the obligations of the Escrow Issuer under the Notes and the Indenture, and the Notes were guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries that are obligors under its existing asset-based lending credit facility (the “ABL Facility”). The guarantees provided by the Guarantors may be released under certain circumstances described in the Indenture.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the complete terms of the SPA Amendment and the Supplemental Indenture, copies of which are filed as Exhibit 2.1 and Exhibit 4.1 hereto, respectively, and which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 2, 2016, the Company announced that it had consummated the Acquisition, and, that as a result of the Acquisition, Eden and its subsidiaries became wholly owned subsidiaries of the Company. A brief description of Eden and its business was previously filed by the Company with the SEC on the Company’s Current Report on Form 8-K on June 21, 2016.

The aggregate purchase price paid by the Company for the acquisition of Eden was approximately €470 million. The purchase price is subject to post-closing adjustments for cash, indebtedness and working capital. Neither Eden nor the Seller has a material relationship with the Company and the Acquisition was not an affiliated transaction. Eden is the indirect parent company of Eden Springs Europe B.V., a leading provider of water and coffee solutions in Europe.

The Company funded the Acquisition through a combination of incremental borrowings under the Company’s ABL Facility, a portion of the proceeds from the issuance of the Notes and cash on hand. Pursuant to the terms and conditions set forth in the Share Purchase Agreement, a portion of the aggregate consideration is being held in escrow to secure the indemnification obligations of the Seller under the Share Purchase Agreement.

The foregoing summary of the Acquisition and the Share Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2016 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The (i) audited consolidated financial statements of Eden as of and for the years ended December 31, 2015 and 2014 and for the successor period from October 1, 2013 through December 31, 2013 and the audited combined financial statements for the predecessor period from January 1, 2013 through September 30, 2013; and (ii) unaudited condensed consolidated financial statements of Eden as of and for the three months ended March 31, 2016 and for the three months ended March 31, 2015, were previously filed by the Company with the SEC on the Company’s Current Report on Form 8-K on June 21, 2016.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information as of and for the three months ended April 2, 2016 and for the year ended January 2, 2016, were previously filed by the Company with the SEC on the Company’s Current Report on Form 8-K on June 21, 2016.

(d) Exhibits

Exhibit No.	Description

2.1	SPA Deed of Amendment, dated August 1, 2016, by and among Hydra Luxembourg Holdings S.à.r.l., Carbon Acquisition Co B.V. and Cott Corporation.

4.1	First Supplemental Indenture, dated as of August 2, 2016, by and among Cott Corporation, the guarantors party thereto, BNY Trust Company of Canada, as Canadian co-trustee, and The Bank of New York Mellon, as U.S. co-trustee, relating to the 5.50% Senior Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
August 2, 2016
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	SPA Deed of Amendment, dated August 1, 2016, by and among Hydra Luxembourg Holdings S.à.r.l., Carbon Acquisition Co B.V. and Cott Corporation.

4.1	First Supplemental Indenture, dated as of August 2, 2016, by and among Cott Corporation, the guarantors party thereto, BNY Trust Company of Canada, as Canadian co-trustee, and The Bank of New York Mellon, as U.S. co-trustee, relating to the 5.50% Senior Notes due 2024.